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                                                      Pursuant to Rule 424(b)(1)
                                                      Registration No. 33-82570


                       SUPPLEMENT DATED NOVEMBER 3, 1995
                 TO BE ATTACHED TO MONYEQUITY MASTER PROSPECTUS
                               DATED MAY 1, 1995

(Add the following to page 30 as a new sentence at the end of the first paragraph of the section entitled "Transfer of Fund Value":)

     For residents of the Commonwealth of Pennsylvania, the Company guarantees that no transfer charge will be imposed on transfers made within one year from the date the Policy is issued.

(Add the following to page 44 as a new sentence at the end of the second paragraph of the section entitled "Substitution of Investments and Right to Change Operations":)

     Applicable state insurance regulators include the Commissioner of Insurance of the State of Arizona.

(Add the following to page 48 as an additional sentence at the end of the section entitled "Surrenders and Policy Loans":)

     However, the Company will not delay payment of surrenders or loans the proceeds of which will be used to pay premiums on the Policy.

(Form No. 14165 SL 11/95)                                    (Reg. No. 33-82570)